EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Achieves Record Gross Margin in
First Quarter Fiscal Year 2019
BUFFALO, NY, July 31, 2018 - Columbus McKinnon Corporation (NASDAQ: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2019 first quarter, which ended June 30, 2018.
First Quarter Highlights (compared with prior-year period)

•	Delivered strong results demonstrating progress with Blueprint 2021 strategy to improve earnings power

•	Achieved record gross margin of 35.4% driven by volume and productivity

•	Operating margin was 6.0%; Adjusted operating margin expanded 150 basis points to 11.8%, excluding $11.1 million held for sale impairment charge and $1.9 million of integration costs

•	Net income was $7.7 million; adjusted net income increased 39% to $17.5 million; earnings per diluted share was $0.33, or $0.74 on an adjusted basis

•	Achieved record quarterly sales of $225.0 million; excluding foreign currency impact, sales increased 7.8%
Mark Morelli, President and CEO of Columbus McKinnon, commented, “We delivered another strong quarter which we believe demonstrates that we are on the right path with our Blueprint 2021 strategy. We are successfully driving margin expansion and improving earnings power. We are still in the early stages of Phase II of our strategy, and we are encouraged that the enhancements we are making will be sustainable throughout economic cycles.”
He added, “In line with our strategy to simplify our business, we have initiated the divestiture of three businesses. This includes our Tire Shredder business, our crane builder business, Crane Equipment and Service Inc., and Stahlhammer Bommern GmbH, which was acquired in 2014.” The Company recorded a held for sale impairment charge of $11.1 million as it considers strategic alternatives for these businesses. These businesses contributed approximately $38 million of sales and $1 million of operating income in Fiscal 2018.

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

Mr. Morelli concluded, “Markets remain strong and our bidding pipeline is robust. In fact, project orders are being pushed out as customers address schedules and staffing challenges. We are also advancing our Phase II efforts to focus on profitable revenue. As a result, we plan to shed an estimated 1% of revenue in the second quarter that will provide gross margin expansion. Given our focus on quality revenue and the timing of projects, we believe second quarter revenue will grow about 2% to 3%. And, while research, selling, and general and administrative expenses are expected to be approximately $48 to $49 million in the quarter, we believe the impact of our Phase II efforts will drive year-over-year margin expansion.”
First Quarter Fiscal 2019 Sales

($ in millions)	Q1 FY 19	Q1 FY 18	Change	% Change
Net sales	$225.0	$203.7	$21.3	10.4%

U.S. sales	$119.8	$110.7	$9.1	8.2%
% of total	53%	54%
Non-U.S. sales	$105.2	$93.0	$12.2	13.1%
% of total	47%	46%
Volume drove growth in the U.S. and EMEA. Excluding the effect of foreign currency translation, non-U.S. sales were up 7.5%.
First Quarter Fiscal 2019 Operating Results

($ in millions)	Q1 FY 19	Q1 FY 18	Change	% Change
Gross profit	$79.6	$69.0	$10.7	15.4%
Gross margin	35.4%	33.9%	150 bps
Income from operations	$13.5	$19.6	$(6.1)	(31.1)%
Operating margin	6.0%	9.6%	(360) bps
Net income	$7.7	$11.7	$(4.0)	(33.9)%
Diluted EPS	$0.33	$0.51	$(0.18)	(35.3)%
Adjusted EBITDA *	$35.3	$29.7	$5.7	19.2%
Adjusted EBITDA margin	15.7%	14.6%	110 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income.
Record gross profit and margin were largely the result of higher volume and improved productivity. For more information on changes in gross profit, please see the table on page 7 of this release. Excluding an $11.1 million impairment charge and $1.9 million in STAHL integration costs, adjusted income from operations was $26.5 million, a $5.5 million, or 26% increase. Adjusted operating margin was 11.8% compared with 10.3% in the first quarter of fiscal 2018. Please see the reconciliation of GAAP income from operations to adjusted income from operations on page 9 of this release.
Adjusted net income for the quarter was $17.5 million, or $0.74 per diluted share, compared with $12.6 million, or $0.55 per diluted share, in the prior-year period. Adjusted EBITDA margin achieved a record level of 15.7%. Please see the reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share on page 10 of this release.
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

The conference call can be accessed by dialing 201-493-6780 and asking for the “Columbus McKinnon conference call.”  The webcast can be monitored at www.cmworks.com/investors.  An audio recording will be available from 1:00 PM Eastern Time on the day of the call through Tuesday, August 7, 2018 by dialing 412-317-6671 and entering the passcode 13680955.  Alternatively, an archived webcast of the call can be found on the Company’s website.  In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, cranes, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the speed at which shipments improve, the effectiveness of new products and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	June 30, 2018	June 30, 2017	Change
Net sales	$224,992	$203,726	10.4%
Cost of products sold	145,345	134,737	7.9%
Gross profit	79,647	68,989	15.4%
Gross profit margin	35.4%	33.9%
Selling expenses	25,567	23,800	7.4%
% of net sales	11.4%	11.7%
General and administrative expenses	21,826	18,953	15.2%
% of net sales	9.7%	9.3%
Research and development expenses	3,748	2,922	28.3%
% of net sales	1.7%	1.4%
Held for sale impairment	11,100	—	NM
Amortization of intangibles	3,903	3,719	4.9%
Income from operations	13,503	19,595	(31.1)%
Operating margin	6.0%	9.6%
Interest and debt expense	4,607	5,141	(10.4)%
Investment (income) loss, net	(268)	(62)	332.3%
Foreign currency exchange (gain) loss	(276)	324	NM
Other (income) expense, net	(40)	(559)	(92.8)%
Income before income tax expense	9,480	14,751	(35.7)%
Income tax expense	1,774	3,095	(42.7)%
Net income	$7,706	$11,656	(33.9)%

Average basic shares outstanding	23,115	22,580	2.4%
Basic income per share	$0.33	$0.52	(36.5)%

Average diluted shares outstanding	23,610	23,028	2.5%
Diluted income per share	$0.33	$0.51	(35.3)%

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2018	March 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,131	$63,021
Trade accounts receivable	129,815	127,806
Inventories	155,662	152,886
Prepaid expenses and other	16,805	16,582
Total current assets	359,413	360,295

Property, plant, and equipment, net	104,456	113,079
Goodwill	330,368	347,434
Other intangibles, net	249,659	263,764
Marketable securities	7,565	7,673
Deferred taxes on income	33,585	32,442
Other assets	22,505	17,759
Total assets	$1,107,551	$1,142,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$43,416	$46,970
Accrued liabilities	92,300	99,963
Current portion of long-term debt	60,046	60,064
Total current liabilities	195,762	206,997

Senior debt, less current portion	43	33
Term loan and revolving credit facility	293,746	303,221
Other non-current liabilities	208,432	223,966
Total liabilities	697,983	734,217

Shareholders’ equity:
Common stock	232	230
Additional paid-in capital	273,789	269,360
Retained earnings	206,491	197,897
Accumulated other comprehensive loss	(70,944)	(59,258)
Total shareholders’ equity	409,568	408,229
Total liabilities and shareholders’ equity	$1,107,551	$1,142,446

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended
	June 30, 2018	June 30, 2017
Operating activities:
Net income	$7,706	$11,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,832	8,660
Deferred income taxes and related valuation allowance	(2,084)	1,856
Net (gain) loss on sale of real estate, investments, and other	(16)	—
Stock based compensation	1,335	1,069
Amortization of deferred financing costs and discount on debt	665	664
Impairment of business classified as held for sale	11,100	—
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	(5,553)	(5,092)
Inventories	(8,088)	(506)
Prepaid expenses and other	(296)	(1,977)
Other assets	374	2,271
Trade accounts payable	(2,488)	(1,298)
Accrued liabilities	(2,684)	2,644
Non-current liabilities	(685)	(5,507)
Net cash provided by operating activities	8,118	14,440

Investing activities:
Proceeds from sales of marketable securities	260	138
Purchases of marketable securities	(150)	(47)
Capital expenditures	(2,338)	(1,928)
Proceeds from sale of real estate	176	—
Net payments to former STAHL owner	—	(14,750)
Net cash used for investing activities	(2,052)	(16,587)

Financing activities:
Proceeds from the issuance of common stock	3,641	29
Repayment of debt	(10,000)	(13,874)
Payment of dividends	(1,153)	(902)
Other	(550)	(255)
Net cash used for financing activities	(8,062)	(15,002)

Effect of exchange rate changes on cash	(3,894)	4,171

Net change in cash and cash equivalents	(5,890)	(12,978)
Cash, cash equivalents, and restricted cash at beginning of year	63,565	78,428
Cash, cash equivalents, and restricted cash at end of period	$57,675	$65,450

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Q1 FY 2019 Sales Bridge

	First Quarter
($ in millions)	$ Change	% Change
Fiscal 2018 Sales	$203.7
Volume	14.0	6.8%
Pricing	2.0	1.0%
Foreign currency translation	5.3	2.6%
Total change	$21.3	10.4%
Fiscal 2019 Sales	$225.0

COLUMBUS McKINNON CORPORATION
Q1 FY 2019 Gross Profit Bridge

($ in millions)	First Quarter
Fiscal 2018 Gross Profit	$69.0
Sales volume and mix	4.0
Productivity, net of other cost changes	3.7
Foreign currency translation	1.6
Pricing, net of material cost inflation	1.5
Product liability	(0.1)
STAHL integration costs	(0.1)
Total change	$10.6
Fiscal 2019 Gross Profit	$79.6

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	June 30, 2018		March 31, 2018		June 30, 2017
($ in millions)
Backlog	$163.9		$177.4		$173.3
Long-term backlog (expected to ship beyond 3 months)	$54.2		$59.5		$60.4
Long-term backlog as % of total backlog	33.1%		33.5%		34.9%

Trade accounts receivable
Days sales outstanding	52.5	days	54.3	days	53.5	days

Inventory turns per year
(based on cost of products sold)	3.7	turns	3.7	turns	4.0	turns
Days' inventory	98.6	days	100.0	days	91.3	days

Trade accounts payable
Days payables outstanding	27.2	days	30.6	days	27.4	days

Working capital as a % of sales (1)	19.4%		17.9%		19.0%

Debt to total capitalization percentage	46.3%		47.1%		52.9%

Debt, net of cash, to net total capitalization	42.0%		42.4%		48.5%
(1) June 30, 2017 figure excludes the impact of the acquisition of STAHL.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 19	64	63	60	63	250

FY 18	63	62	60	63	248

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Income from operations	$13,503	$19,595
Add back (deduct):
Held for sale impairment	11,100	—
STAHL integration costs	1,906	1,171
Insurance recovery legal costs	—	229
Non-GAAP adjusted income from operations	$26,509	$20,995

Sales	$224,992	$203,726
Adjusted operating margin	11.8%	10.3%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items and at a normalized tax rate. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Net income	$7,706	$11,656
Add back (deduct):
STAHL integration costs	1,906	1,171
Insurance recovery legal costs	—	229
Held for sale impairment	11,100	—
Normalize tax rate to 22% (1)	(3,173)	(458)
Non-GAAP adjusted net income	$17,539	$12,598

Average diluted shares outstanding	23,610	23,028

Diluted income per share - GAAP	$0.33	$0.51

Diluted income per share - Non-GAAP	$0.74	$0.55
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Achieves Record Gross Margin in First Quarter Fiscal Year 2019

July 31, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended June 30,
	2018	2017
Net income	$7,706	$11,656
Add back (deduct):
Income tax expense	1,774	3,095
Interest and debt expense	4,607	5,141
Investment income	(268)	(62)
Foreign currency exchange (gain) loss	(276)	324
Other (income) expense, net	(40)	(559)
Depreciation and amortization expense	8,832	8,660
STAHL integration costs	1,906	1,171
Insurance recovery legal costs	—	229
Held for sale impairment	11,100	—
Non-GAAP adjusted EBITDA	$35,341	$29,655

Sales	$224,992	$203,726
Adjusted EBITDA margin	15.7%	14.6%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods income from operations, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.